EXHIBIT 99.1

PRESS RELEASE

Oct. 19, 2010, 4:05 p.m. EDT

Capsalus Corp. Announces Ticker Symbol Change to "WELL"

ATLANTA, Oct 19, 2010 (BUSINESS WIRE) -- Capsalus Corp., a public holding company operating in the health and wellness space, announces that its ticker symbol is now "WELL" , effective with the commencement of trading on Wed., Oct. 20. The new symbol is in accordance with the company's recent corporate name change from Mach One (MNCN 0.04, +0.00, +4.88%) .

Capsalus partners with and acquires visionary enterprises in the multi-billion dollar health and wellness arena producing progressive, broad-based solutions for better physical, nutritional and emotional health worldwide.

 "We are pleased to have been able to secure this easily identifiable symbol because it better reflects our strategic objective to provide innovative solutions for healthier living," said Tad M. Ballantyne, acting CEO and chairman of Capsalus, which has adopted the tagline "Well into the Future."

 Capsalus provides companies in varying stages of development, from consumer products, media and technology to healthcare and biotechnology, with the operating infrastructure, strategic path and financial support to get them to mass market quickly and efficiently. To learn more, visit www.capsalus.com.

Forward-looking Statements
This news release may contain "Forward-looking Statements" within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements in this news release, other than statements of historical fact, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. This notice expressly qualifies all forward-looking statements in this news release.
SOURCE: Capsalus Corp.

StarToplin Laura Feragen 215-793-4666, Ext. 106  lferagen@startoplin.com

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